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                                                                    EXHIBIT 99.1

CONTACT:
Media Relations                                               Investor Relations
---------------                                               ------------------
Alan Bernheimer                                                 Jenifer Kirtland
Maxtor Corporation                                            Maxtor Corporation
408-894-4233                                                        408-324-7056
alan_bernheimer@maxtor.com                           jenifer_kirtland@maxtor.com


             MAXTOR ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

         MILPITAS, Calif., OCTOBER 14, 2004 -- Maxtor Corporation (NYSE: MXO) today announced that MICHAEL BLESS, executive vice president and chief financial officer, has RESIGNED FROM THE COMPANY, EFFECTIVE IMMEDIATELY, FOR PERSONAL REASONS. THE BOARD OF DIRECTORS HAS NAMED PAUL TUFANO, PRESIDENT AND CEO OF MAXTOR, AS THE ACTING CFO. THE COMPANY HAS LAUNCHED A SEARCH FOR A PERMANENT REPLACEMENT. AS PREVIOUSLY ANNOUNCED, MAXTOR WILL RELEASE ITS FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 25, 2004 ON WEDNESDAY, OCTOBER 20, 2004.

ABOUT MAXTOR

Maxtor Corporation (www.maxtor.com) is one of the world's leading suppliers of hard disk drives and data storage solutions. The company has an expansive line of storage products for desktop computers, storage systems, high-performance Intel-based servers, and consumer electronics. Maxtor has a reputation as a proven market leader, built by consistently providing high-quality products and service and support for its customers. Maxtor and its products can be found at www.maxtor.com or by calling toll-free (800) 2-MAXTOR. Maxtor is traded on the New York Stock Exchange under the symbol MXO.